UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 28, 2022

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 28, 2022, the Board of Directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) appointed Fabrice Nze-Bekale as a director of the Company, effective January 28, 2022. Mr. Nze-Bekale is expected to serve on the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Strategic Committee of the Board. Mr. Nze-Bekale will be entitled to receive the standard compensation package for the Company’s non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021, as supplemented on May 13, 2021.

Mr. Nze-Bekale, age 48, has over 25 years of experience in mining, banking, telecoms, M&A and international finance. Mr. Nze-Bekale has served on numerous boards and as a senior executive across his career. He currently serves as an independent director on the Board of Orabank Gabon, where he is also the Chairman of the Audit Committee and serves on the Risk Committee. From 2012 to 2020, he was a member of the Board of the Fonds Gabonais D’Investissements Strategiques, Gabon’s sovereign wealth fund. He has also served on the Boards of several Gabonese mining companies.

Mr. Nze-Bekale has been Chief Executive Officer of ACT Afrique based in Dakar, Senegal since 2017, providing strategic advisory and investment banking expertise to governments as well as to public and private entities in West Africa. Prior to joining ACT Afrique, from 2012 to 2017, he served as Chief Executive Officer of Societe Equatoriale Des Mines, the national mining company in Gabon, which he helped create to manage Gabon’s investments in the sector. Prior to that, he was Director of Investment Banking for Standard Bank PLC based in London from 2008 to 2011 and Finance Manager for Celtel International from 2005 to 2008. Fabrice began his career at Citibank Gabon, where he rose to become the Head of Corporate Banking. Mr. Nze-Bekale is a Gabonese national and holds a Masters degree in Finance and Financial Engineering from the University of Paris-Dauphine (France) with an MBA from the London Business School (UK).

There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Nze-Bekale has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Resignation of Director

On January 28, 2022, Mr. Bradley L. Radoff delivered a letter providing notice that he is resigning from his position as a member of the Board of the Company, effective immediately. Mr. Radoff’s resignation was not in connection with any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 7.01Regulation FD Disclosure.

On January 31, 2022, the Company issued a press release announcing the appointment of Mr. Nze-Bekale to the Board and the resignation of Mr. Radoff from the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 31, 2022 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: January 31, 2022
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller